Exhibit 99.1

Contact: Janet Kirkley,

704-532-3318

—For Immediate Release—

Speedway Motorsports Reports Results for Fourth Quarter and

Year Ended December 31, 2011 and Provides Full Year 2012 Guidance

CONCORD, NC (March 7, 2012) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) today reported fourth quarter 2011 total revenues of $89.1 million and a loss from continuing operations of $126,000 or $0.00 per diluted share. Full year 2011 total revenues were $505.8 million and adjusted non-GAAP income from continuing operations was $47.5 million or $1.14 per diluted share. Full year 2011 GAAP loss from continuing operations was $5.6 million or $0.14 per diluted share.

The adjusted non-GAAP results exclude a first quarter 2011 charge for early debt redemption and refinancing and a non-cash second quarter 2011 impairment charge as further discussed and reconciled with comparable GAAP amounts below.

Fourth quarter and full year 2011 results were also impacted by, among other factors, the following:

•	Kentucky Speedway held one realigned NASCAR Sprint Cup Series racing event in 2011 that was held at Atlanta Motor Speedway in 2010

•	Race schedule changes for IndyCar, NASCAR Camping World Truck Series and other smaller racing events

•	Poor weather surrounding NASCAR racing events held at Atlanta Motor Speedway in the third quarter 2011, including rescheduling of its NASCAR Sprint Cup race from Sunday to Tuesday

•	Ongoing effects of challenging economic conditions, including high unemployment and fuel prices

•	Lower interest expense from first quarter 2011 debt refinancing transactions

•	Higher effective income tax rates for 2011

Fourth Quarter Comparison

•	Total revenues were $89.1 million in 2011 compared to $82.9 million in 2010

•	Loss from continuing operations was $126,000 or $0.00 per diluted share in 2011 compared to income from continuing operations of $4.0 million or $0.09 per diluted share in 2010

•	Loss from discontinued operations was $272,000 or $0.01 per diluted share in 2011 compared to income from discontinued operations of $2.1 million or $0.05 per diluted share in 2010

•	Net loss was $398,000 or $0.01 per diluted share in 2011 compared to net income of $6.0 million or $0.14 per diluted share in 2010

Full Year Comparison

•	Total revenues were $505.8 million in 2011 compared to $502.2 million in 2010

•	Goodwill impairment charge was $48.6 million or $1.17 per diluted share (with no tax benefit) in 2011

•	After tax loss on early debt redemption and refinancing was $4.5 million or $0.11 per diluted share in 2011

•	Loss from continuing operations was $5.6 million or $0.14 per diluted share in 2011 compared to income from continuing operations of $45.3 million or $1.08 per diluted share in 2010

•	Loss from discontinued operations was $883,000 or $0.02 per diluted share in 2011 compared to $782,000 or $0.02 per diluted share in 2010

•	Net loss was $6.4 million or $0.16 per diluted share in 2011 compared to net income of $44.5 million or $1.06 per diluted share in 2010

•	Adjusted non-GAAP income from continuing operations was $47.5 million or $1.14 per diluted share in 2011 compared to $45.3 million or $1.08 per diluted share in 2010

The Company’s admissions and many event related and other revenue categories continue to be negatively impacted by declines in consumer and corporate spending due to weak economic conditions, including high unemployment and fuel prices. Admissions revenue declines for 2011 largely reflect lower average ticket prices and, to a lesser extent, fewer fans attending our race events. In 2012, similar to 2011, the Company continues to reduce various ticket and other prices for its fans and corporate customers to help counter these tough economic times and mitigate near-term demand weakness. Because fans are purchasing tickets closer to event dates, the Company has initiated various promotional campaigns to incentivize earlier ticket purchasing and season ticket package renewals. Nevertheless, management believes it will take relatively longer for SMI’s results to reflect sales growth as economic conditions improve since most revenues, such as admissions and corporate marketing arrangements, are still sold well in advance of scheduled events.

Non-GAAP Financial Information and Reconciliation

Income (loss) from continuing operations, and diluted earnings (loss) per share from continuing operations, as adjusted, set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and certain 2011 charges. Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, diluted earnings or loss per share, or income or loss and diluted earnings or loss per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended December 31:		Twelve Months Ended December 31:
	2011	2010	2011	2010
	(in thousands, except per share amounts)
Consolidated net (loss) income using GAAP	$(398)	$6,024	$(6,444)	$44,481
Loss (income) from discontinued operation	272	(2,064)	883	782

Consolidated (loss) income from continuing operations	(126)	3,960	(5,561)	45,263
Impairment of goodwill	—	—	48,609	—
Loss on early debt redemption and refinancing	—	—	4,471	—

Non-GAAP consolidated income from continuing operations	$(126)	$3,960	$47,519	$45,263

Consolidated diluted (loss) earnings per share using GAAP	$(0.01)	$0.14	$(0.16)	$1.06
Loss (income) from discontinued operation	0.01	(0.05)	0.02	0.02

Consolidated diluted (loss) earnings per share from continuing operations	0.00	0.09	(0.14)	1.08
Impairment of goodwill	—	—	1.17	—
Loss on early debt redemption and refinancing	—	—	0.11	—

Non-GAAP diluted (loss) earnings per share from continuing operations	$0.00	$0.09	$1.14	$1.08

The Company reflected a second quarter 2011 non-cash charge for goodwill impairment related to New Hampshire Motor Speedway with no tax benefit, and a first quarter 2011 charge related to the Company’s debt redemption and refinancing transactions with tax benefits of $2.9 million.

Significant 2011 Fourth Quarter Racing Events

•	Charlotte Motor Speedway - NASCAR Bank of America 500 Sprint Cup and Dollar General 300 Miles of Courage Nationwide Series racing events

•	Kentucky Speedway - IndyCar Kentucky Indy 300 and NASCAR Kentucky 225 Camping World Truck Series racing events

•	Las Vegas Motor Speedway - IndyCar World Championships Presented By Honda and NASCAR Smith’s 350 Camping World Truck Series racing events

•	The Strip at Las Vegas Motor Speedway - Big O Tires NHRA Nationals

•	Texas Motor Speedway - NASCAR AAA Texas 500 Sprint Cup, O’Reilly Auto Parts Challenge Nationwide, and WinStar World Casino 350 Camping World Truck Series racing events

2012 Earnings Guidance

The Company estimates 2012 total revenues of $475-510 million, after tax income from continuing operations of $38-50 million, depreciation and interest of $100-110 million, and diluted earnings per share from continuing operations of $0.90-1.20. The wide range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, as well as the timing and pace of economic recovery. The guidance also reflects expiration of Infineon Raceway’s naming rights agreement and reduced NASCAR ancillary rights revenues. High or increasing fuel and food prices, particularly given the geopolitical tensions in the Middle East and other foreign regions, could significantly impact our future results. The Company’s estimated total capital expenditures in 2012 are approximately $30-40 million.

Dividends and Stock Repurchase Program

On February 22, 2012, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock aggregating approximately $6.3 million, payable on March 15, 2012 to shareholders of record as of March 5, 2012. This represents a dividend increase of 50% over the comparable quarterly amount declared last year. During the full year 2011, the Company declared and paid cash quarterly dividends of $0.10 per share of common stock for a combined aggregate of approximately $16.6 million. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the full year 2011, the Company repurchased 255,000 shares of common stock for approximately $3.6 million under its previously announced stock repurchase program. As of December 31, 2011, the Company has repurchased 3,632,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program as currently authorized is 368,000.

Comments

“We are proud to report higher revenues for 2011 with almost four million fans attending our events despite tough economic times, and that television ratings increased significantly for NASCAR’s three largest racing series,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “Our full year 2011 results exceeded our expectations and reflect that our business is continuing to stabilize. These positive factors, along with NASCAR’s continuing improvements to on-track racing competition and exciting new Sprint Cup drivers, bode well for the upcoming renewal of the long-term NASCAR broadcasting contract.

“SMI’s fan base is fiercely loyal, and we remain steadfast in providing our fans and customers with race entertainment experiences second to none. SMI is increasingly investing in social media advertising and web-based applications to provide contemporary interactive digital and enhanced entertainment experiences appealing to younger fans and fostering family attendance. The world’s largest high-definition video board at CMS provides our fans with viewing entertainment that cannot be duplicated at home or other venues, and also helps attract younger and new fans. Once again, we proudly report that all of our NASCAR Sprint Cup and most of our Nationwide Series event sponsorships for 2012 are already sold, and many for racing seasons beyond 2012. Also, interest of our current and prospective corporate customers continues to grow which is bullish.”

O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports stated, “Looking forward, SMI remains more focused than ever on its core business. Our initiatives for enhancing revenues and cost containment, reducing leverage and interest costs and capital spending constraints are ongoing. The success of these efforts, along with the long-term merits of realigning a NASCAR Sprint Cup race to our Kentucky Speedway, is illustrated by our higher cash flows and substantial debt reduction in 2011. SMI, along with NASCAR racing, has the greatest sports fans in the world. We strive to always provide our fans with arguably the most modern, finest collective entertainment facilities in motorsports. Our modern facilities and premium markets, along with NASCAR’s ongoing improvements to on-track racing competition, provide tremendous long-term promotional growth opportunities for broadcasters, advertisers and SMI as the economy improves.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to design, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 11:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (US / Canada / toll-free) or 706-758-1524 (international / local). The reference number is 56377821. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 12:00 PM (ET) March 7th through 11:59 PM (ET) March 21st. The reference number is 56377821. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data – Unaudited

For The Three and Twelve Months Ended December 31, 2011 and 2010

(In thousands except per share amounts)

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
	Three Months Ended			Twelve Months Ended
INCOME STATEMENT DATA	12/31/2011	12/31/2010		12/31/2011	12/31/2010
Revenues:
Admissions	$22,714	$21,228		$130,239	$139,125
Event related revenue	34,807	31,287		163,621	156,691
NASCAR broadcasting revenue	25,834	24,701		185,394	178,722
Other operating revenue	5,782	5,700		26,591	27,705
Total Revenues	89,137	82,916		505,845	502,243
Expenses and Other:
Direct expense of events	21,686	16,554		106,204	100,843
NASCAR purse and sanction fees	19,721	18,846		120,146	120,273
Other direct operating expense	4,280	4,386		20,352	21,846
General and administrative	21,517	19,736		89,384	85,717
Depreciation and amortization	13,509	11,765		54,004	52,762
Interest expense, net	10,579	12,800		42,112	52,095
Impairment of goodwill	—	—		48,609	—
Loss on early debt redemption and refinancing	—	—		7,456	—
Other income, net	(441)	(2,195)		(342)	(2,378)
Total Expenses and Other	90,851	81,892		487,925	431,158
(Loss) Income from Continuing Operations Before Income Taxes	(1,714)	1,024		17,920	71,085
Income Tax Provision	1,588	2,936		(23,481)	(25,822)
(Loss) Income from Continuing Operations	(126)	3,960		(5,561)	45,263
(Loss) Income from Discontinued Operation, Net of Taxes	(272)	2,064		(883)	(782)
Net (Loss) Income	($398)	$6,024		($6,444)	$44,481

Basic (Loss) Earnings Per Share:
Continuing Operations	($0.00)	$0.09		($0.14)	$1.08
Discontinued Operation	(0.01)	0.05		(0.02)	(0.02)
Net (Loss) Income	($0.01)	$0.14		($0.16)	$1.06
Weighted average shares outstanding	41,452	41,660		41,524	41,927

Diluted (Loss) Earnings Per Share:
Continuing Operations	($0.00)	$0.09		($0.14)	$1.08
Discontinued Operation	(0.01)	0.05		(0.02)	(0.02)
Net (Loss) Income	($0.01)	$0.14		($0.16)	$1.06
Weighted average shares outstanding	41,452	41,660		41,524	41,928

Note: Individual quarterly per share amounts may not be additive due to rounding.

Major NASCAR-sanctioned Events Held During Period	4	4		23	23

Certain Race Schedule Changes:

•	Kentucky Speedway held one IndyCar and one NASCAR Camping World Truck Series racing event in the fourth quarter 2011 that were held in the third quarter 2010

•	Las Vegas Motor Speedway held one NASCAR Camping World Truck Series racing event in the fourth quarter 2011 that was held in the third quarter 2010, and one IndyCar Series racing event in the fourth quarter 2011 that was not held in 2010

•	New Hampshire Motor Speedway held one IndyCar Series racing event in 2011 that was not held in 2010

•	Kentucky Speedway held one realigned NASCAR Sprint Cup Series racing event in 2011 that was held at Atlanta Motor Speedway in 2010

	xxxxxxx	xxxxxxx
BALANCE SHEET DATA	12/31/2011	12/31/2010
Cash, cash equivalents and short-term investments	$87,368	$93,175
Net assets of discontinued operation	—	2,150
Total current assets	157,895	163,255
Property and equipment, net	1,177,154	1,169,281
Goodwill and other intangible assets, net	533,677	582,298
Total assets	1,904,643	1,951,524

Deferred race event and other income, net	62,658	67,084
Total current liabilities	121,643	107,131
Credit facility revolving and term loan borrowings	145,000	20,000
Total long-term debt	572,557	628,697
Total liabilities	1,063,463	1,085,287
Total stockholders’ equity	841,180	866,237